                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-    ) and related Prospectus of
Metromedia Fiber Network, Inc. for the registration of Debt Securities, Preferred Stock, Class A Common Stock and Warrants and to the incorporation by reference therein of our report dated March 4, 1999, with respect to the consolidated financial statements and schedules of Metromedia Fiber Network, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

New York, New York
October 13, 1999